UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2020

EDTECHX HOLDINGS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38687	83-0570234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o IBIS Capital Limited 22 Soho Square London, W1D 4NS United Kingdom
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 207 070 7080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	EDTXU	The Nasdaq Stock Market LLC
Common Stock, $0.0001 par value	EDTX	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	EDTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 26, 2020, EdtechX Holdings Acquisition Corp. (“EdtechX”) held an annual meeting of stockholders (“Annual Meeting”). At the Annual Meeting, EdtechX’s stockholders considered and approved the following proposals:

1.       To approve and adopt the Agreement and Plan of Reorganization (“Merger Agreement”), dated as of December 12, 2019, by and among EdtechX, Meten EdtechX Education Group Ltd. (“Holdco”), Meten Education Inc., Meten Education Group Ltd. and Meten International Education Group and to approve the mergers contemplated thereby. The following is a tabulation of the votes with respect to this proposal, which was approved by EdtechX’s stockholders:

For	Against	Abstain	Broker Non-Votes
4,619,383	300,000	0	0

Prior to the Annual Meeting, holders of 5,974,745 shares common stock issued in EdtechX’s initial public offering exercised their rights to convert those shares to cash at a conversion price of approximately $10.34 per share, or an aggregate of approximately $61.78 million.

2.       To elect the following directors who, upon the consummation of the business combination, will be the directors of Holdco. The following is a tabulation of the votes with respect to each director elected at the Annual Meeting:

Director	For	Withheld
Benjamin Vedrenne-Cloquet	4,919,383	0
Charles McIntyre	4,919,383	0
Jishuang Zhao	4,619,383	300,000
Siguang Peng	4,619,383	300,000
Yupeng Guo	4,619,383	300,000
Yongchao Chen	4,619,383	300,000
Yanli Chen	4,619,383	300,000
Zhiyi Xie	4,619,383	300,000
Ying Chen	4,619,383	300,000

3.       To approve the following material differences between the constitutional documents of Holdco to be in effect upon the closing of the business combination and EdtechX’s amended and restated certificate of incorporation:

a.       the name of the new public entity will be “Meten EdtechX Education Group Ltd.” as opposed to “EdtechX Holdings Acquisition Corp.” The following is a tabulation of the votes with respect to this proposal, which was approved by EdtechX’s stockholders:

For	Against	Abstain	Broker Non-Votes
4,619,383	300,000	0	0

b.       Holdco has 500,000,000 ordinary shares authorized, as opposed to EdtechX having 25,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock. The following is a tabulation of the votes with respect to this proposal, which was approved by EdtechX’s stockholders:

For	Against	Abstain	Broker Non-Votes
4,519,507	300,000	99,876	0

c.       Holdco’s corporate existence is perpetual as opposed to EdtechX’s corporate existence terminating if a business combination is not consummated within a specified period of time. The following is a tabulation of the votes with respect to this proposal, which was approved by EdtechX’s stockholders:

For	Against	Abstain	Broker Non-Votes
4,519,507	399,876	0	0

d.       Holdco’s constitutional documents do not include the various provisions applicable only to special purpose acquisition corporations that EdtechX’s charter contains. The following is a tabulation of the votes with respect to this proposal, which was approved by EdtechX’s stockholders:

For	Against	Abstain	Broker Non-Votes
4,504,507	315,000	99,876	0

Because the proposal to approve the Merger Agreement and the transactions contemplated thereby was approved, the proposal to adjourn the Annual Meeting to a later date or dates, if necessary, was not presented at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDTECHX HOLDINGS ACQUISITION CORP.

By:	/s/ Benjamin Vedrenne-Cloquet
Benjamin Vedrenne-Cloquet Chief Executive Officer

Dated: March 27, 2020